Exhibit 10.1

PUREBASE MASTER AGREEMENT

This MASTER AGREEMENT (this “Agreement”) is effective as of the 18th day of June, 2025 (the “Effective Date”), between and among US Mine Corp., a Nevada corporation (“US Mine Corp”), US Copper LLC, a Nevada limited liability company (“US Copper LLC”), US Mine LLC, a California limited liability company (“US Mine LLC” and, together with US Mine Corp and US Copper LLC, the “US Mine Entities”), and Purebase Corporation, a Nevada corporation (“Purebase”). US Mine Corp, US Copper LLC, US Mine LLC, and Purebase are collectively referred to herein as the “Parties” and individually as a “Party.”

W I T N E S S E T H

WHEREAS, Purebase and US Mine LLC are party to that certain Materials Extraction Agreement, dated May 27, 2021, as first amended on October 6, 2021, and as further amended November 1, 2023 (the “Materials Extraction Agreement”);

WHEREAS, pursuant to and subject to the terms of the Materials Extraction Agreement, US Mine LLC granted Purebase the right to purchase up to 100,000,000 tons of Materials (as defined in the Materials Extraction Agreement) (the “Mining Rights”) and Purebase granted US Mine LLC options to purchase shares of Purebase common stock (the “Purebase Stock Options”);

WHEREAS, Purebase and US Mine LLC each desire to cancel the Mining Rights and the Purebase Stock Options, on the terms set forth herein;

WHEREAS, US Mine Corp desires to provide Purebase with a six-month option to purchase certain equipment, on the terms set forth herein;

WHEREAS, each of the Parties to this Agreement has determined for and on behalf of itself that it is in the best interest of such Party to enter into this Agreement and the other documents contemplated by this Agreement (together, the “Transaction Documents”), and consummate the transactions contemplated hereby;

WHEREAS, concurrent with the execution of this Agreement, Purebase and the Bremer Family 1995 Living Trust have executed a rescission (the “Rescission”) of that certain Purchase and Sale Agreement, dated April 1, 2020, by and between Purebase and the Bremer Family 1995 Living Trust, as amended, for the purchase of approximately 280 acres of mining property containing five placer mining claims known as the “Snow White Mine”, located near Barstow, California in San Bernardino County; and

WHEREAS, concurrent with the execution of this Agreement, US Mine Corp and Purebase have entered into that certain Assignment of Lease (the “Assignment of Lease”), pursuant to which US Mine Corp assigns, transfers, and sets over to Purebase all rights, title, and interest held by US Mine Corp in and to the BLM Preference Right Lease Serial No. N-62445-01 between the US Bureau of Land Management and US Mine Corp, subject to the terms and conditions set forth therein.

NOW, THEREFORE, BE IT RESOLVED, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement hereby agree as follows:

Article I. CANCELLATION OF MINING RIGHTS AND OPTIONS TO PURCHASE PUREBASE COMMON STOCK

Section 1.1. Effective as of the Effective Date, the Mining Rights granted by US Mine LLC to Purebase pursuant to the Materials Extraction Agreement are hereby cancelled and terminated without payment of consideration therefor and Purebase shall have no further rights with respect to the Mining Rights granted to Purebase pursuant to the Materials Extraction Agreement. Purebase hereby waives, relinquishes and gives up all of its right, title and interest in or to the Mining Rights.

Section 1.2. Effective as of the Effective Date, any options granted to US Mine LLC to purchase shares of Purebase common stock pursuant to the Materials Extraction Agreement (the “Purebase Options”) are hereby cancelled and terminated without payment of consideration therefor and US Mine LLC shall have no further rights with respect thereto. US Mine LLC hereby waives, relinquishes and gives up all of its right, title and interest in or to the Purebase Options and any shares subject to the Purebase Options.

Article II. OPTION TO PURCHASE EQUIPMENT

Section 2.1. Subject to the terms and conditions set forth herein, US Mine Corp hereby grants to Purebase an option (the “Option”) to purchase the equipment set forth on Schedule 1 (the “Equipment”), which purchase shall be at the fair market value of such Equipment as agreed between Purebase and US Mine Corp. The Equipment shall be conveyed to Purebase “As Is, Where Is, With All Faults” and in its then present physical condition without any warranty of any kind. The Option may be exercised by Purebase, in whole or in part, at any time after the Effective Date and prior to the date that is six months after the Effective Date.

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Article III. RESCISSION OF PURCHASE AND SALE AGREEMENT

Section 3.1. Concurrent with the execution of this Agreement, Purebase shall deliver to the Bremer Family 1995 Living Trust the Rescission, in the form attached hereto as Exhibit A.

Article IV. TITLE TO PROPERTY

Section 4.1. Purebase hereby acknowledges and agrees that Purebase has no property, ownership, or other rights with respect to any property whatsoever that, as of the Effective Date, is located on any real property owned by the US Mine Entities, except with respect to the property set forth on Schedule 2 (the “Purebase Retained Property”). Purebase further acknowledges and agrees that, except with respect to the Purebase Retained Property, Purebase hereby waives any right to, and, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Purebase, transfers any and all property, ownership, or other rights Purebase may have to any property whatsoever that, as of the Effective Date, is located on any real property owned by the US Mine Entities.

Article V. GENERAL REPRESENTATIONS.

Section 5.1. As of the date hereof, each Party on behalf of itself represents and warrants to the other Parties as follows: (i) the persons executing this Agreement and all Transaction Documents on behalf of such Party have been duly authorized to do so and to bind such Party; (ii) this Agreement and all Transaction Documents have been duly authorized, executed and delivered by such Party, and do not and will not violate the provisions of any agreements to which such Party is a party; (iii) each Party, if an entity, is duly organized and validly existing in the jurisdiction of its formation; and (iv) this Agreement has been duly executed and delivered by such Party and constitutes a valid and binding agreement of such Party, enforceable against such Party in accordance with its terms.

Section 5.2. As of the date hereof, (i) Purebase represents and warrants that, after giving effect to the transactions contemplated by this Agreement and all Transaction Documents, Purebase will not have any right, title, or interest of any kind to any of the assets or equity of the US Mine Entities, and (ii) Purebase represents and warrants that, after giving effect to the transactions contemplated by this Agreement and all Transaction Documents, Purebase will not have any right to purchase Materials or any other rights against any of the US Mine Entities, pursuant to the Materials Extraction Agreement or otherwise.

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Section 5.3. Survival. The representations and warranties set forth in this Article V shall survive indefinitely. Any claims relating to a fraudulent or willful and material misrepresentation under this Agreement shall survive indefinitely.

Article VI. Confidentiality; NOTICES.

Section 6.1. The Parties agree that the terms and conditions of this Agreement and the Transaction Documents (collectively “Confidential Information”) are in all respects confidential. The Parties agree to maintain the confidentiality of the Confidential Information, subject only to those exceptions agreed to by the Parties as provided herein or otherwise in writing. The Parties agree that they may reveal the terms of this Agreement and the Transaction Documents to their respective auditors, attorneys, direct and indirect equityholders, affiliates and subsidiaries, and each of their respective auditors, attorneys, regulators, advisors and agents, government taxing authorities or as otherwise required by law or regulatory requirements. In the event that any Party hereto believes that it is subject to a legal requirement to divulge any aspect of this Agreement and the Transaction Documents, such Party shall provide immediate notice to the other Parties, to ensure that any Parties can take appropriate action. In the event that any Party breaches this paragraph, all other provisions of this Agreement and the Transaction Documents shall remain in effect.

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Section 6.2. Any notice to be given to a Party under this Agreement shall be given in writing and shall be effective when sent, provided such notice is sent by mail, postage prepaid, concurrently with transmission by e-mail, as follows:

If to the US Mine Entities:

US Mine Corp, P.O. Box 580 Ione, CA 95640

Sean Varner, 3750 University Ave, Sixth Floor, Riverside, CA 92501

Craig Barto, 2633 Cherry Ave, Signal Hill, CA 90755

If to Purebase:

14110 Ridge Road

Sutter Creek,

CA 95685

Article VII. RELEASE.

Section 7.1. Release of Claims. Upon the Effective Date, with the sole exception of obligations arising under this Agreement and the Transaction Documents, Purebase (the “Releasor”), on behalf of itself and its past, present and future successors, affiliates, agents, assigns, representatives, officers, owners, employees, directors, attorneys, successors and subsidiaries, hereby releases the US Mine Entities and their respective agents, representatives, officers, owners, employees, directors, attorneys, successors, affiliates, subsidiaries and assigns from any and all actions, claims, lawsuits, administrative and judicial proceedings, appeals, demands, challenges, rights, fees, trade payables, liabilities, debts, judgments, accounts, monies, reckonings, losses, liens, obligations, promises, agreements, costs, expenses (including legal fees), damages, and/or causes of action, of any kind, whether now known or unknown, foreseen or unforeseen, suspected or unsuspected, matured or unmatured, actual or possible, at law or in equity, throughout the universe from the beginning of time to the Effective Date (collectively and severally, “Claims”).

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Section 7.2. General Release. The Releasor is aware that facts may be discovered later that are different from and/or in addition to those that the Releasor now knows or believes to be true. The Releasor acknowledges that it has been informed of, and is familiar with, California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

To the extent California Civil Code Section 1542 or any similar legal provision may apply to the release in Section 7.1 above, the Releasor does knowingly, after having first obtained the advice of its attorneys, waive all rights under California Civil Code Section 1542 and all similar legal provisions, and intends that all releases and discharges specified in Section 7.1, known and unknown, extend to all Claims the Releasor has, had, or may have, as described in Section 7.1.

Article VIII. INDEMNIFICATION

Section 8.1. Indemnification. Purebase, on behalf of itself and each of its past, current and future affiliates, heirs, executors, estate, representatives and permitted assigns (each an “Indemnifying Party”) shall indemnify, defend (with competent and experienced counsel), and hold harmless the US Mine Entities, Craig Barto, Bradford Barto, John Bremer and each of their respective affiliates, subsidiaries, trusts, directors, managers, officers, shareholders, members, employees, heirs, executors, predecessors, successors, assigns, and representatives (each an “Indemnified Party” and collectively, “Indemnified Parties”), from any and all third party claims, suits, charges, complaints, grievances, arbitrations, inquiries, mediations, audits, investigations, litigation, counterclaims, demands, debts, obligations, accounts, losses, liabilities, liens, judgments, contracts, torts, charges, actions or causes of action, whether known or unknown, mature or unmatured, absolute or contingent, now existing or hereafter arising or discovered, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, or due or to become due, at law, in equity or otherwise, whether arising by statute or common law, in contract, in tort or otherwise (each, a “Third-Party Claim”) asserted against the Indemnified Parties, and any damages, liabilities, fines, penalties, costs and expenses payable to a third party in connection therewith (“Third-Party Damages”), suffered or incurred by the Indemnified Parties in connection therewith to the extent relating to or arising out of any contracts or other business matters arising out of or related to the Indemnifying Parties’ actions or inactions at any time, provided, however, that the Indemnifying Party shall have no obligation to indemnify the Indemnified Parties pursuant to this Section 8.1 for Third-Party Damages associated with Third-Party Claims arising solely from matters properly presented to and explicitly approved by the Board of Directors of US Mine Corp or the Managing Member of US Mine LLC or US Copper LLC prior to the Effective Date. The Indemnifying Party shall also indemnify, defend (with competent and experienced counsel), and hold harmless the Indemnified Parties from any and all costs, expenses, or other liabilities, now existing or hereafter arising, to the extent relating to the Purebase Retained Property.

Section 8.2. Indemnity Process. In the event of any Third-Party Claim subject to indemnification hereunder, the Indemnified Party seeking indemnification shall give written notice to the Indemnifying Party; provided, any delay or failure of notice shall not relieve the Indemnifying Party of its obligations hereunder. The Indemnifying Party shall have control over the defense of the Third-Party Claim, at the Indemnifying Party’s expense and using competent and experienced counsel of the Indemnifying Party’s choice, provided that the Indemnifying Party may not settle, compromise, or admit liability to the Third-Party Claim without the prior, written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnified Party shall have the right to participate in the defense, using counsel of the Indemnified Party’s choice, and such participation shall be at the Indemnifying Party’s sole expense. In the event the Indemnified Party reasonably determines there is an actual or likely conflict in the Indemnifying Party’s and the Indemnified Party’s respective interests related to the Third-Party Claim, the Indemnifying Party shall, at its sole cost and expense, cause its selected counsel to employ reasonable and customary measures (such as separate legal teams with a “information screen” separating them), which are reasonably acceptable to the Indemnified Party, to mitigate such conflicts. After any final decision, judgment or award shall have been rendered by a governmental authority of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement with respect to a claim hereunder, then the Indemnifying Party shall promptly pay, or cause to be paid, to the Indemnified Party any sums due and owing pursuant to this Agreement with respect to such matter.

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Article IX. Miscellaneous.

Section 9.1. Full Satisfaction. This Agreement, together with the Transaction Documents, constitutes the full and complete agreement between the Parties with respect to the matters herein and nothing herein may be modified, amended, or waived except if in writing and signed by all of the Parties hereto.

Section 9.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors, and assigns of the Parties.

Section 9.3. Headings. The headings and captions used in this Agreement are for convenience only and shall not be deemed to affect in any way the language of the provisions to which they refer.

Section 9.4. Additional Documents. The Parties agree to take any further actions and execute any further documents as are reasonably needed to carry out the spirit and intent of this Agreement.

Section 9.5. Severability. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, that provision shall be modified and interpreted to permit its enforcement in a manner most closely representing the intentions of the Parties as expressed herein and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.6. Governing Law and Venue. This Agreement shall be construed and governed by the laws of the State of California without reference to any conflict of law rules. All claims arising under or out of this Agreement shall be brought exclusively in the federal or state courts in California.

Section 9.7. Attorneys’ Fees. In the event of any action, suit or proceeding arising from or based upon this Agreement brought by any Party hereto against another Party hereto, the prevailing Party shall be entitled to recover from the other its reasonable documented attorneys’ fees in connection therewith in addition to the costs of that action, suit or proceeding.

Section 9.8. Counterparts. This Agreement may be executed in counterparts which shall collectively be deemed the original. This Agreement shall not be binding or effective until full execution of the Agreement. Facsimile or.pdf format copies of the executed Agreement shall have the same force and effect as an original.

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IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the day first above written.

US MINE CORP, a Nevada corporation

By:
Name:	John Bremer
Title:	President

US MINE LLC, a California limited liability company

By:
Name:	John Bremer
Title:	Member

US COPPER LLC, a Nevada limited liability company

By:
Name:	John Bremer
Title:	Member

PUREBASE CORPORATION, a Nevada corporation

By:
Name:
Title:

[Signature Page to Master Agreement]

Exhibit A

Form of Rescission

Schedule 1

Equipment

●	CAT Scraper. 631E / 1NB00718.

●	CAT Scraper. 631E / 1AB01664.

●	CAT Scraper. 631E / 1NB01393.

●	CAT Scraper. 631E / 1AB01704.

●	CAT Dozer. D8T / AW400451.

Schedule 2

Purebase Retained Property

●	60” plant feed conveyor belt, with 30 hp motor

●	Belt scales, apron feeders (60”, 40 hp) hoppers, chutes, etc.

●	Dominion SAG mill 11.5’ x 18’ with 1,000 hp motor

●	Marcy ball mill 11’ x 15’ with 1,000 hp motor

●	Atlas 7’ x 15’ ball mill with 350 hp motor

●	Truck shop with 10 ton overhead crane

●	Mill building with two 10 ton overhead cranes